As filed with the Securities and Exchange Commission on May 22, 2017

Registration No. 333-217856

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CREDIT SUISSE GROUP AG

(Exact Name of Registrant as Specified in Its Charter)

Canton of Zurich, Switzerland (State or Other Jurisdiction of Incorporation or Organization)	98-0215385 (I.R.S. Employer Identification No.)

Paradeplatz 8

CH 8001 Zurich, Switzerland

+41 44 212 1616

(Address and telephone number of Registrant’s principal executive offices)

2017 Rights Offering

(Full Title of the Plan)

Lawrence Young

General Counsel
Credit Suisse (USA), Inc.

Eleven Madison Avenue

New York, NY 10010

(212) 325-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Romeo Cerutti

General Counsel

Credit Suisse Group AG

Paradeplatz 8

CH 8001 Zurich, Switzerland

+41 44 212 1616

René Bösch
Homburger AG

Prime Tower
Hardstrasse 201
CH 8005 Zurich, Switzerland
+ 41 43 222 10 00

David I. Gottlieb
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
(212) 225-2000

EXPLANATORY NOTE

On May 10, 2017, Credit Suisse Group AG, a company incorporated under the laws of Switzerland (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-217856) (the “Registration Statement”). This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registrant’s Registration Statement is being filed to include an updated opinion of Homburger AG with respect to the legality of the securities being registered attached as Exhibit 5.1 hereto. No awards were granted in reliance on the Registration Statement between the filing of the Registration Statement and the filing of this Post-Effective Amendment. Consequently, Exhibit 5.1 to this Post-Effective Amendment supersedes Exhibit 5.1 to the Registration Statement in all respects.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland, on May 22, 2017.

CREDIT SUISSE GROUP AG

By /s/ Tidjane Thiam

Name: Tidjane Thiam

Title: Chief Executive Officer

By /s/ David Mathers

Name: David Mathers

Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act, this post-effective amendment to the registration statement has been signed by the following persons in the following capacities on May 22, 2017.

Signatures	Title

/s/ Tidjane Thiam	Chief Executive Officer
Tidjane Thiam	(Principal Executive Officer)

/s/ David Mathers	Chief Financial Officer
David Mathers	(Principal Accounting Officer)

*	Chairman of the Board of Directors
Urs Rohner

*	Vice Chair of the Board of Directors
Richard E. Thornburgh

*	Director
Iris Bohnet

*	Director
Andreas Gottschling

*	Director
Alexander Gut

*	Director
Andreas N. Koopmann

*	Director
Seraina (Maag) Macia

*	Director
Kai S. Nargolwala

*	Director
Joaquin J. Ribeiro

*	Director
Severin Schwan

*	Director
John Tiner

*	Director
Alexandre Zeller

* By:     /s/ David Mathers_________________________________

Name: David Mathers

Title: Attorney-in-fact

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following person in the following capacity on May 22, 2017.

CREDIT SUISSE (USA), INC.

By /s/ Lawrence Young                                                  Authorized Representative in the United States

Name: Lawrence Young

Title: General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document	Method of filing
4.1	Invitation to the Extraordinary General Meeting of Shareholders of Credit Suisse Group AG	Previously filed
5.1	Opinion of Homburger AG with respect to the legality of the securities being registered	Filed herewith
15.1	Letter of KPMG AG concerning unaudited interim financial statements of Credit Suisse Group AG	Filed herewith

23.1	Consent of KPMG AG	Filed herewith
23.2	Consent of Homburger AG	Included in exhibit 5.1 filed herewith
24.1	Power of Attorney	Previously filed